Exhibit 4.1
EXECUTION VERSION

TRICO SHIPPING AS
and
the Guarantors named herein

11 7/8% SENIOR SECURED NOTES DUE 2014

THIRD SUPPLEMENTAL INDENTURE
DATED AS OF May 13, 2011
TO INDENTURE DATED AS OF OCTOBER 30, 2009

DEUTSCHE BANK NATIONAL TRUST COMPANY
(as successor trustee to Wells Fargo Bank, N.A.),
As Trustee

     This THIRD SUPPLEMENTAL INDENTURE (“Third Supplemental Indenture”), dated as of May 13, 2011 is among Trico Shipping AS, a Norwegian limited company (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as Trustee.
RECITALS
     WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture, dated as of October 30, 2009 (as amended by the First Supplemental Indenture dated as of June 25, 2010 and the Second Supplemental Indenture dated as of September 21, 2010 and as further amended or supplemented, the “Indenture”), pursuant to which the Company has issued $400,000,000 in principal amount of 11 7/8% Senior Secured Notes due 2014 (the “Notes”);
     WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, the Guarantors and the Trustee may amend or supplement the Indenture (subject to certain exceptions);
     WHEREAS, pursuant to a consent solicitation (the “Consent Solicitation”) effected by means of a Confidential Offering Circular, Consent Solicitation Statement and Disclosure Statement for Prepackaged Plan dated March 1, 2011, (the “Statement”), the Holders of 99.11% of the aggregate principal amount of the outstanding Notes have validly consented to the adoption of the amendments set forth herein;
     WHEREAS, Section 9.01(4) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Security Documents without the consent of the Holders of Notes so long as such changes do not adversely effect the legal rights of such Holders under the Indenture;
     WHEREAS, Section 9.01(7) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture to allow any Guarantor to execute a supplemental indenture or a Note Guarantee with respect to the Notes, without the consent of the Holders of Notes; and
     WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.
     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1
     Section 1.01 This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
     Section 1.02 This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee, provided that the amendments to the Indenture set forth herein shall not be operative until the Company notifies the Trustee that (i) it has deposited funds with Deutsche Bank National Trust Company in its capacity as the tabulation agent for the Consent Solicitation (the “Tabulation Agent”), sufficient in amount to pay the consent fee of $1.25 per $1,000 principal amount of Notes, the Holders of which delivered a duly executed consent (and have not revoked such consent) to the amendments contemplated hereby in accordance with the terms of the Consent Solicitation (the “Eligible Holders”), and (ii) the conditions to the consummation of the exchange offer and the Consent Solicitation, as described in the Statement, have been waived or satisfied (the “Preconditions,” and the date the Preconditions are satisfied being the “Effective Time”). The Company’s obligation to pay the consent fee is contingent upon the satisfaction of the other Preconditions. Subject to the foregoing, the consent fee, which is to be deposited by the Company with the Tabulation Agent in furtherance of clause (i) above, will be paid promptly to Eligible Holders following the Effective Time. Such payment will be made by the Tabulation Agent, subject to the receipt by the Tabulation Agent (A) from the Company of sufficient funds to make such payments and (B) from the Eligible Holders of requisite instructions to make the payment to such holders by check or wire transfer.
ARTICLE 2
     Section 2.01 Amendments to Indenture. Section 1.01 of the Indenture is hereby amended to include the following definitions in the correct alphabetical order:
     ““Exit Credit Agreement” means the Credit Agreement dated as of May 13, 2011 among the Company and Holdings as Borrowers, the guarantors party thereto, Cantor Fitzgerald Securities as agent and the lenders party thereto as the same may be amended, restated, supplemented, renewed, refunded, replaced or refinanced from time to time.”
     ““Exit Facility Obligations” means (i) the principal of any loans incurred pursuant to the Exit Credit Agreement and (ii) all other Obligations relating thereto.”
     ““Third Supplemental Indenture” means the Third Supplemental Indenture, dated as of May 13, 2011, by and among the Company, the Guarantors and the Trustee.”
     Section 2.02 The definition of “Permitted Collateral Liens” in Section 1.01 of the Indenture is hereby amended by deleting the words “(22) and (23)” in clause (i) thereof and replacing them with the words “(22), (23) and (24).”
     Section 2.03 The definition of “Permitted Liens” in Section 1.01 of the Indenture is hereby amended by deleting the word “and” at the end of clause (22), replacing the period at the end of clause (23) with a semi-colon followed by the word “and” and adding the following clause after clause (23) thereof:
     “(24) Liens securing Exit Facility Obligations.”
     Section 2.04 The definition of “Secured Documents” in Section 1.01 of the Indenture is hereby amended and restated as follows:
     ““Secured Documents” means, collectively, (a) the Exit Credit Agreement, and (b) this Indenture.”
     Section 2.05 The definition of “Secured Obligations” in Section 1.01 of the Indenture is hereby amended and restated as follows:
     ““Secured Obligations” means, collectively, (a) the Exit Facility Obligations and (b) the Note Obligations.”
     Section 2.06 The definition of “Secured Parties” in Section 1.01 of the Indenture is hereby amended and restated as follows:
     Section 2.07 ““Secured Parties” means, collectively, (a) the Collateral Agent, (b) the Trustee and the Holders of the Notes and (c) the lenders and agents relating to the Exit Credit Agreement.”
     Section 2.08 The definition of “Series of Secured Obligations” in Section 1.01 of the Indenture is hereby amended and restated as follows:
     ““Series of Secured Obligations” means one of, (a) collectively, the Exit Facility Obligations and (b) collectively, the Note Obligations.”
     Section 2.09 The Indenture is hereby amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety, except to the extent otherwise provided below:
     Section 3.09 (Offer to Purchase by Application of Excess Proceeds)
     Section 4.03 (SEC Reports)
     Section 4.04 (Compliance Certificates)
     Section 4.05 (Taxes)
     Section 4.06 (Stay, Extension and Usury Laws)
     Section 4.07 (Incurrence of Indebtedness and Issuance of Preferred Stock)
     Section 4.08 (Limitation on Restricted Payments)

     Section 4.09 (Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries)
     Section 4.10 (Disposition of Collateral):
Delete from the beginning of the Section until the paragraph beginning “After the receipt of any Net Available Cash...”
     Section 4.11 (Limitation on Other Asset Sales)
     Section 4.12 (Limitation on Lines of Business)
     Section 4.13 (Limitation on Transactions with Affiliates)
     Section 4.14 (Limitation on Liens)
     Section 4.15 (Limitation on Sale/Leaseback Transactions)
     Section 4.16 (Subordination of Intercompany Debt; No Amendments to Certain Agreements)
     Section 4.17 (Designation of Restricted and Unrestricted Subsidiaries)
     Section 4.18 (Registration of Vessels)
     Section 4.19 (After Acquired Property)
     Section 4.20 (Further Assurances)
     Section 4.21 (Offer to Repurchase Upon Change of Control)
     Section 4.22 (Additional Note Guarantees)
     Section 4.26 (Reflagging of Vessels)
     Section 4.28 (Special Repurchase Offer)
     Section 4.29 (Existence)
     Section 4.30 (Maintenance of Insurance)
     Section 4.32 (No Partial Indebtedness)
     Section 4.33 (Minimum cash and Minimum Monthly EBITDA)
     Section 5.01 (Merger, Consolidation, or Sale of Assets):
Clauses (1) and (7)
     Section 6.01 (Events of Default):
Clauses (3), (4), (5), (6), (7), (9), (10), (11), (13), (14), (15) and (16)

     Section 8.04 (Conditions to Legal or Covenant Defeasance):
Clauses (2), (3), (4), (5), (6) and (7)
     Section 2.10 The Trustee and Collateral Agent are authorized to enter into such other amendments to the Security Documents, the Intercompany Subordination Agreement and any other applicable documents as are necessary to effectuate this Third Supplemental Indenture.
     Section 2.11 If, prior to the Effective Time, a Default or Event of Default has occurred under Section 6.01 of the Indenture, then this supplemental indenture shall be deemed to (i) constitute a waiver of any such Defaults and Events of Default under the Indenture occurring prior to the Effective Time and (ii) rescind any acceleration of the Notes caused by or based on such Defaults or Events of Default, occurring prior to the Effective Time, and any acceleration or right to accelerate the Notes based on such Defaults and Events of Default occurring prior to the Effective Time shall be revoked and any such acceleration of the Notes shall be deemed rescinded. Such waiver and rescission will be effected pursuant to sections 6.02 and 6.04 of the Indenture, as applicable.
     Section 2.12 From this date, by executing this Supplemental Indenture, DeepOcean Group Holding AS is and shall be subject to the provisions of the Indenture applicable to a “Guarantor” to the extent provided for in Article 10 thereunder or elsewhere in the Indenture.
     Section 2.13 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
     Section 2.14 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Company and the undersigned Guarantors.
     Section 2.15 THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 2.16 The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

Trico Shipping AS
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

GUARANTORS DeepOcean Group Holding AS
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

Trico Supply AS
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

Trico Marine Services, Inc.
By	/s/ Stephen Morrell
	Name:	Stephen Morrell
	Title:	Vice President

Trico Marine Cayman, L.P. By: Trico Holdco LLC, its General Partner
By	/s/ Brett A. Cenkus
	Name:	Brett A. Cenkus
	Title:	President

[Signature Pages to Third Supplemental Indenture]

Trico Holdco LLC
By	/s/ Brett A. Cenkus
	Name:	Brett A. Cenkus
	Title:	President

DeepOcean Shipping AS
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DeepOcean Shipping II AS
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DeepOcean Shipping III AS
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

Trico Subsea AS
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

[Signature Pages to Third Supplemental Indenture]

Trico Subsea Holding AS
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DeepOcean Maritime AS
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DeepOcean Subsea Services Limited
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Director

DeepOcean UK LTD.
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Director

DeepOcean Management AS
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

Trico Supply (UK) Limited
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Director

[Signature Pages to Third Supplemental Indenture]

Albyn Marine Limited
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Director

CTC Marine Projects Limited
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Director

CTC Marine Norway AS
By	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DeepOcean AS
By	/s/ Brett A. Cenkus
	Name:	Brett A. Cenkus
	Title:	Chairman

DeepOcean Brasil Servicos LTDA.
By	/s/ Per Thuestad
	Name:	Per Thuestad
	Title:	Manager

[Signature Pages to Third Supplemental Indenture]

DeepOcean B.V.
By	/s/ Mads Ragnar Bårdsen
	Name:	Mads Ragnar Bårdsen
	Title:	Director

DeepOcean de Mexico, S. de R.L. de C.V.
By	/s/ Stephen Morrell
	Name:	Stephen Morrell
	Title:	Manager

Servicios Profesionales de Apoyo Especializado, S. de R.L. de C.V.
By	/s/ Stephen Morrell
	Name:	Stephen Morrell
	Title:	Manager

Servicios de Soporte Profesional Administrativo, S. de R.L. de C.V.
By	/s/ Stephen Morrell
	Name:	Stephen Morrell
	Title:	Manager

CTC Marine Projects (Guernsey) Limited
By	/s/ Mark Wilson LeTissier
	Name:	Mark Wilson LeTissier
	Title:	Director

[Signature Pages to Third Supplemental Indenture]

Deutsche Bank National Trust Company, as Trustee
By	/s/ George Kubin
	Name:	George Kubin
	Title:	Vice President

By	/s/ Katherine Cokic
	Name:	Katherine Cokic
	Title:	Vice President

[Signature Pages to Third Supplemental Indenture]